UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

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Dear Broker Dealer Partner,

Inland Real Estate Income Trust, Inc.’s proxy materials will be mailed in the near future. You will receive an email when the materials have been sent and stockholders can vote. Your advisors will receive a similar communication shortly thereafter. These emails will also include helpful links to:

• 2020 Annual Report on Form 10-K • Proxy Statement • Sample Proxy Card

We appreciate your continued support.

Questions? Please contact your Inland Investments’ Broker Dealer Relations team for more information. Click here to locate your relationship manager.

View SEC Filings.

For Institutional Use Only. Not for distribution to the public. This is neither an offer to sell nor a solicitation of an offer to buy any security, which can be made only by a prospectus, which has been filed or registered with appropriate state and federal regulatory agencies and sold only by broker dealers and registered investment advisors authorized to do so. Neither the Securities and Exchange Commission (the SEC) nor any state securities regulator has approved or disapproved of the securities of Inland Real Estate Income Trust, Inc. Any representation to the contrary is unlawful.

Participants in the Solicitation and Additional Information and Where to Find It

Inland Real Estate Income Trust, Inc., its directors and executive officers may be deemed to be participants in the solicitation of proxies from Inland Real Estate Income Trust, Inc.’s stockholders in connection with its 2021 Annual Meeting of Stockholders (the 2021 Annual Meeting). Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Inland Real Estate Income Trust, Inc.’s definitive proxy statement, which was filed with the SEC on August 11, 2021 and will be delivered to stockholders. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, if necessary, will be updated in other materials to be filed with the SEC in connection with the 2021 Annual Meeting.

INLAND REAL ESTATE INCOME TRUST STOCKHOLDERS ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER RELEVANT DOCUMENTS, WHICH HAVE BEEN FILED BY INLAND REAL ESTATE INCOME TRUST WITH THE SEC, IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and the accompanying form of proxy card are, along with other relevant documents, available at no charge on the SEC’s website at www.sec.gov. Copies of these documents will also be available free of charge by directing a request to Inland Real Estate Income Trust, Inc., Attn: Investor Services, 2901 Butterfield Road, Oak Brook, Illinois 60523 or by calling 800-826-8228.

The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, member FINRA/SIPC, dealer manager for Inland Income Trust.

Inland Securities Corporation | 2901 Butterfield Road, Oak Brook, IL 60523 | 800.826.8228 To opt out of future emails, unsubscribe.